EX-99.B(j)-gsconsnt

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 27 to Registration Statement No. 2-77329 of United Government Securities Fund, Inc. on Form N-1A of our report dated May 7, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" in such Prospectus.

Deloitte & Touche LLP
Kansas City, Missouri

June 30, 1999